February ____, 1998



BETAustralia, LLC
901 Dove Street, Suit 230
Newport Beach, California  92660

Attention: Steve Antry, President

Gentlemen:

                  BETAustralia, LLC ("Farmee") has agreed to acquire, and Wagner (Australia) Ltd. ("Wagner") and Brown (Australia) Ltd. ("Brown") (individually a "Farmor" and collectively, "Farmors") have agreed to transfer, convey and assign, a five percent (5%) undivided interest in each of two petroleum exploration licenses, P.E.L. 53 and P.E.L. 59, issued by the government of South Australia, as varied and amended from time to time (as so varied and amended, the "Licenses") on the terms and conditions set forth in this letter agreement.



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1.       To earn a five percent (5%) undivided interest in the Licenses, Farmee agrees to pay (a) ten percent (10%) of the Drilling Costs (as defined below) of the Initial Wells (as defined below), subject to the limitation set forth below and (b) six and seven-tenths percent (6.7%) of the Completion Costs (as defined below), if any, of the Initial Wells, subject to the limitation set forth below. As used in this letter agreement, "Initial Wells" means the first exploration well drilled by the parties to the Operating Agreements (as defined in Paragraph 8 below) on the structural play shown on Exhibit A attached to this letter agreement (the "Structural Play") with a stated objective that includes the Winulta formation and the first exploration well drilled by the parties to the Operating Agreements on the reef play shown on Exhibit A attached to this letter agreement (the "Reef Play") with a stated objective that includes the Parara/Koolywurtie formation. The "Drilling Costs" of an Initial Well for purposes of this letter agreement shall include (i) all costs of drilling and open-hole testing the well (including all costs of drilling and testing any sidetrack or substitute well, should the initial wellbore fail to reach its objective depth), (ii) if no production casing is set or production tests are not run, all costs incurred through plugging and abandoning the well, and (iii) all overhead charges applicable to the preceding costs under the Operating Agreements. The "Completion Costs" of an Initial Well for purposes of this letter agreement shall include
         (i) all costs of setting and perforating production casing or setting a liner in the Initial Well, (ii) all costs of production or pressure tests, and (iii) all overhead charges applicable to the preceding costs under the Operating Agreements. Drilling Costs and Completion Costs shall include costs incurred both prior to and after the date of this letter agreement but shall not include any costs attributable to operations carried out prior to March 17, 1997, costs of rig mobilization and demobilization to and from the drillsite License or any costs beyond the wellhead(s), including, but not limited to, the costs of platform(s) and the costs of any equipment or facilities for processing, handling, separating, dehydrating, treating, compressing, gathering or transporting production from the License(s). Notwithstanding the foregoing, should the total Drilling Costs of either Initial Well exceed U.S. $4,819,787.00 or should the total Completion Costs of either Initial Well exceed U.S. $2,213,305.00, Farmee shall be obligated to pay only a five percent (5%) share of those Drilling Costs or Completion Costs of such Initial Well, as applicable, which are in excess of such amount, and such cost limitation shall not affect the interest earned by Farmee under the terms of this letter agreement. The dollar figures set forth in the preceding sentence for each Initial Well shall be deemed revised to equal the applicable amounts set forth in the Authority for Expenditure for such Initial Well when each such Authority for Expenditure is issued. The parties agree that the Initial Well on the Reef Play shall be drilled prior to the Initial Well on the Structural Play. The parties further agree that the two Initial Wells shall be drilled before any other well is drilled on either License.

2. The Drilling Costs and Completion Costs payable by Farmee under the terms of Paragraph 1 above shall be paid in accordance with Operator's periodic cash calls and billings under the Operating Agreements and subject to the terms and provisions of the Operating Agreements.

3. In addition to the Drilling Costs and Completion Costs of the Initial Wells, Farmee shall pay in accordance with the provisions of the Operating Agreements a five percent (5%) share of rig mobilization and demobilization costs for the Initial Wells and all other costs incurred pursuant to the Operating Agreements in connection with the ownership and operation of the Licenses, whether prior to or after the date of this letter agreement, but excluding costs incurred for geological and geophysical data acquired by Farmors prior to September 25, 1996 and any costs, debts or liabilities attributable to operations carried out prior to March 17, 1997 (including, specifically, all costs and liabilities attributable to the November 1996 incident involving the Maersk Victory Rig). The parties agree that time is of the essence for all payments owing under this letter agreement.

4. In consideration of Farmee's agreements contained in this letter agreement and subject to satisfaction of all of Farmee's earning obligations under this letter agreement in accordance with paragraphs
         1 and 2 above, Farmors have executed and delivered to Farmee, simultaneously with their execution and delivery of this Agreement, assignments in substantially the form of Exhibit B attached hereto (the "Assignments"), transferring, conveying and assigning to Farmee a five percent (5%) undivided interest in the Licenses (the "Assigned Interest"), with an undivided one-half of the Assigned Interest being conveyed by each Farmor. The Assignments are subject to a proportionate share of obligations to the government of South Australia (the "Government") and existing overriding royalty interests equal to four percent (4%) of 8/8ths of production (the "Third Party Overriding Royalties"), to the consent of the Government, and to the consent of the present parties to the Operating Agreements, and are further subject to the reservation and exception of the Overriding Royalty described in Paragraph 7 below. The Assignments contain a special warranty of title from each Farmor warranting against all persons claiming by, through or under such Farmor, but not otherwise, title to an undivided two and one-half percent(2.5%) interest under each License having at least an undivided two and three-fortieths percent (2.075%) net revenue interest in production from the License (after deduction of royalties, overriding royalties and other burdens on production). The Assignments are subject to obligations to the Government, the terms of the Overriding Royalty, the terms of the Third Party Overriding Royalties and any applicable standard exceptions to title. Farmors and Farmee agree to use all reasonable efforts to obtain the Government's approval of the Assignments and agree to make such changes to the form of the Assignments (provided they do not alter the substance of the deal between the parties) as may be reasonably requested by the Government. If the Government should fail to approve the Assignments within one hundred eighty (180) days after submission of the application, then Farmee shall furnish to the Government the technical and/or financial assurances reasonably necessary to obtain such approval. Nothing in this letter agreement shall be deemed to impact that certain letter agreement among Farmors, Forcenergy International Inc. and Canyon (Australia) PTY. Limited dated
         September 25, 1996 (the "Forcenergy Agreement") or that certain letter agreement among Farmors and Hanley OAD IV (Australia),L.L.C. dated March 17, 1997 (the "Hanley Agreement" and, together with the Forcenergy Agreement, the "Prior Letter Agreements").

5. In the event that (a) Farmee does not satisfy all of Farmee's earning obligations under this letter agreement in accordance with paragraphs
         1 and 2 above by paying all amounts payable under such paragraphs on or before the dates due and (b) either Farmor terminates this letter agreement under Paragraph 9, the Assigned Interest shall automatically revert to Farmors, free and clear of any liens or encumbrances attaching during the period of Farmee's ownership, in the proportions one-half to Wagner and one-half to Brown. To provide additional evidence of such reversion, Farmee has executed and delivered to Farmors, simultaneously with its execution and delivery of this Agreement, reassignments in substantially the form of Exhibit C attached hereto (the "Reassignments") transferring, conveying and assigning to Farmors the Assigned Interest. The Reassignments are subject to a proportionate share of obligations to the Government, and to the Third Party Overriding Royalties and to the consent of the Government and to the consent of the present parties to the Operating Agreements, and are further subject to the Overriding Royalty. The Reassignments contain a special warranty of title from Farmee warranting against all persons claiming by, through or under Farmee, but not otherwise, title to an undivided five percent (5%) interest under each License having at least an undivided four and three-twentieths percent (4.15%) net revenue interest in production from the License (after deduction of royalties, overriding royalties and other burdens on production), subject only to encumbrances burdening the Assigned Interest prior to the date of the Assignment and any applicable standard exceptions to title. Farmors shall hold the Reassignments until filed or returned in accordance with this letter agreement. If and only if Farmee has failed to pay on or before the date due any amount payable under paragraphs 1 and 2 of this letter agreement and either Farmor has terminated this letter agreement under Paragraph 9, Farmors are authorized to insert the effective date of termination as the effective date in each of the Reassignments, to insert the resulting percentage ownership of each party in the appropriate blanks in the Reassignments, and to file the Reassignments with the Government. Farmee and Farmors shall each use all reasonable efforts to obtain the Government's approval of the Reassignments and agree to make such changes to the form of the Reassignments (provided they do not alter the substance of the deal between the parties) as may be reasonably requested by the Government. Should Farmee earn the Assigned Interest under the terms of this Agreement, the Reassignments shall be void and Farmors shall return the Reassignments to Farmee.

6. Farmee shall bear and pay any stamp duty payable under the South Australian Stamp Duties Act with respect to this letter agreement and the Assignments and with respect to any Reassignments. Farmee shall be responsible for lodging this letter agreement and the Assignments for stamping and Farmors shall be responsible (subject to receipt of payment from Farmee) for lodging the Reassignments for stamping. Each party shall bear and pay its own legal fees and all taxes, fees or similar costs (except stamp duty) assessed against such party by the Government or any other governmental authority in connection with the Assignments, Reassignments and other transactions contemplated by this letter agreement. Any taxes, fees or similar costs (except stamp duty) incurred in connection with the Assignments or Reassignments and not assessed against a particular party shall be paid by Farmee.

7. In each Assignment, each Farmor shall reserve an overriding royalty interest equal to three-fortieths of one percent (0.075%) of 8/8's of all oil, gas and other substances that may be produced and saved under the applicable License, for a total reservation by both Farmors of three-twentieths of one percent (0.15%) (the "Overriding Royalty").
         The Overriding Royalty shall be free and clear of all costs of exploring, drilling, appraising, developing, and operating each License but shall bear its proportionate share of all costs of separating, treating, gathering, compressing, processing, transporting and marketing such production, and its proportionate share of any liability for property taxes or taxes determined by gross production. Each Farmor shall have the option to take its Overriding Royalty for any six month period in kind by written notice to Farmee at least ten (10) days prior to the first day of the first month of such period. If a Farmor does not elect to take its Overriding Royalty in kind, Farmee shall pay the Farmor, or arrange for the Farmor to be paid, the following amounts with respect to sales of production from each License attributable to any month in which the Farmor is not taking in kind:

                           (a) In the case of sales of oil or gas to non-affiliates in arm's length transactions, Farmee shall pay each Farmor for which it is marketing production 1.5% of the gross proceeds received by Farmee from such sale less 1.5% of deductible costs incurred by Farmee in connection with the production sold; or


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                           (b)  In  the  case  of  sales  of  production  to  an
                  affiliate or otherwise disposed of in a non-arm's length transaction, Farmee shall pay to each Farmor for which it is marketing production 1.5% of the market value of the oil or gas sold by Farmee in such sale less 1.5% of deductible costs incurred by Farmee in connection with the production sold. "Market value," for purposes of this Paragraph, shall mean the product of the quantity of oil or gas in question and the highest price actually received in an arm's-length sale to a non-affiliate by either Farmor during the month in question or, if there was no such sale, then the prevailing price for oil or gas of similar quality in Adelaide during the month in question.

         All payments to the Farmor shall be due within thirty (30) business days after the applicable sales proceeds are received by Farmee.

8. The activities of the parties with respect to the Licenses shall be subject to the laws and regulations of the Government and any other government authority having jurisdiction and to the terms of the Licenses. Operations by the parties on the Licenses shall be conducted pursuant to the terms of the two Operating Agreements dated
         September 25, 1996, one for P.E.L. 53 and one for P.E.L. 59, attached to this letter agreement as Exhibit D, as amended from time to time
         (as so amended, the "Operating Agreements"). Canyon (Australia) PTY. Limited, ACN 053 781 909, a corporation organized under the laws of Australia and an affiliate of Farmors ("Canyon"), is the operator under each Operating Agreement (the "Operator"). Simultaneously with its execution of this Agreement, Farmee has executed a document evidencing its intention to be bound by the terms of each Operating Agreement substantially in the form of Exhibit E. In the event of a conflict between the provisions of this letter agreement and the provisions of either Operating Agreement, the provisions of this letter agreement shall prevail.

9. Either Farmor may terminate this letter agreement by written notice to Farmee if before earning its interests hereunder, Farmee fails to pay any of the Drilling Costs or Completion Costs when due and fails to pay all past due amounts within five business days of written notice of its default. This remedy shall be in addition to any remedies available to Farmors under the terms of the Operating Agreements. Following either Farmor's termination of this letter agreement under this Paragraph 9, the Reassignments described in Paragraph 5 shall become effective and Farmee shall have no further rights hereunder. Without limiting the generality of the preceding sentence, upon any termination under this Paragraph 9 Farmee shall lose all rights to receive an Assigned Interest in the Licenses and shall have no right to receive a refund of any amounts previously paid pursuant to this letter agreement. Farmee shall execute a release and any other instruments reasonably requested by either Farmor to evidence the termination of this letter agreement and reversion of the Assigned Interest. Farmee shall remain liable for any amounts then owing under Paragraph 2 of this letter agreement plus interest thereon from the date due until paid at the rate provided for late payments in the P.E.L. 53 Operating Agreement.

10.      Representations.

         a.       Each Farmor represents to Farmee that:

                  i. Such Farmor is a limited partnership duly organized and validly existing under the laws of the State of Texas, U.S.A.

                  ii. Such Farmor has the all necessary power and authority under its agreement of limited partnership and the partnership laws of the State of Texas, U.S.A. to execute, deliver and perform this letter agreement, the Assignments and the Reassignments.

                  iii. The execution, delivery and performance of this letter agreement and the Assignments and the execution, acceptance and performance of the Reassignments by such Farmor have been duly authorized by all necessary partnership action (including any necessary general partner action) on the part of such Farmor.

                  iv.      This  letter  agreement,   the  Assignments  and  the
                           Reassignments have been duly executed and delivered on behalf of such Farmor.

                  v. There are no suits, actions or proceedings pending, or to the best knowledge of such Farmor, threatened, against such Farmor before any court or governmental authority, which relate to the Licenses or, if adversely determined, would prevent the consummation of the transactions contemplated hereby other than suits, actions or proceedings relating to operations prior to the date of this letter agreement for which Farmee will have no liability.

                  vi. The execution, delivery and performance of this letter agreement, the Assignments and the Reassignments do not and will not contravene or violate (i) the agreement of limited partnership of such Farmor, (ii) to the best of such Farmor's knowledge, any law, statute, rule or regulation of any governmental authority having jurisdiction over such Farmor, (iii) any material contract to which such Farmor is a party or, to the best of such Farmor's knowledge, by which the Assigned Interest is bound or (iv) to the best of such Farmor's knowledge, any writ, order or decision of any court or governmental authority binding on such Farmor or the Assigned Interest.

                  vii. Such Farmor has not directly or indirectly employed any broker, finder or intermediary to whom Farmee shall have any liability in connection with the transactions contemplated hereby.

                  viii. Such Farmor has and at the time of delivery of the Assignments will have title to the Assigned Interest that is free and clear of all encumbrances asserted by persons claiming by, through or under such Farmor, or, to the knowledge of such Farmor, by, through or under any predecessor in title, other than obligations to the Government, the Third Party Overriding Royalties and the Overriding Royalty (the net cumulative effect of which does not cause the net revenue interest attributable to the undivided interest in the Assigned Interest that is assigned by such Assignor to be less than 2.075%), but subject to the Operating Agreements, the terms of the Licenses, and all applicable laws, rules and regulations.

                  ix. Except for agreements relating to the Third Party Overriding Royalties, agreements relating to the acquisition of geological and geophysical data, agreements relating to the drilling of the Initial Wells, the Prior Letter Agreements and related documents, agreements related to the acquisition of P.E.L. 53 by Farmors and the agreements contemplated by this letter agreement, neither the Licenses nor the Assigned Interest are subject to any agreement or contract to which such Farmor is a party or, to the knowledge of such Farmor, by which the Licenses or Assigned Interest are otherwise bound.

                  x. No third party has a preferential right to purchase the Assigned Interest (or any portion thereof) and, except for necessary consents from the Government and the parties to the Operating Agreements, no third party consent is required to effect the assignment of the Assigned Interest.

                  xi. No oil or gas drilling or production operations have been conducted under the Licenses.

         b. Farmee represents to each Farmor that:

                  i.       Farmee  is  a  limited  liability   corporation  duly
                           organized, validly existing, and in good standing under the laws of the state of California.

                  ii.      Farmee  has  the   necessary   corporate   power  and
                           authority to execute, deliver and perform this letter agreement, the Assignments and the Reassignments.

                  iii. The execution, delivery and performance of this letter agreement and the Reassignments and the execution, acceptance and performance of the Assignments by Farmee have been duly authorized by all necessary corporate action (including any necessary shareholder action) on the part of Farmee.

                  iv.      This  letter  agreement,   the  Assignments  and  the
                           Reassignments have been duly executed and delivered on behalf of Farmee.

                  v. There are no suits, actions or proceedings pending, or to the best knowledge of Farmee, threatened, against Farmee before any court or governmental authority, which, if adversely determined, would prevent the consummation of the transactions contemplated hereby.

                  vi. The execution, delivery and performance of this letter agreement, the Assignments and the Reassignments do not and will not contravene or violate (i) the articles of incorporation or bylaws of Farmee, (ii) to the best of Farmee's knowledge, any law, statute, rule or regulation of any governmental authority having jurisdiction over Farmee, (iii) any material contract to which Farmee is a party or (iv) to the best of Farmee's knowledge, any writ, order or decision of any court or governmental authority binding on Farmee.

                  vii. Farmee has not directly or indirectly employed any broker, finder or intermediary to whom either Farmor shall have any liability in connection with the transactions contemplated hereby.

                  viii. Farmee has the financial resources available to it to meet its obligations under this letter agreement.

                  ix. Except for obtaining the approval of the Government as described in Paragraphs 4 and 5 and obtaining the consent of the parties to the Operating Agreements, no approval, authorization, waiver, or order of any court or governmental authority is or was necessary for the execution, delivery and performance of this letter agreement, the Assignments and the Reassignments by Farmee.

                  x. Farmee at the time of delivery of the Reassignments will have title to the Assigned Interest that is free and clear of all encumbrances asserted by persons claiming by, through or under Farmee, but subject to encumbrances burdening the Assigned Interest prior to the date of the Assignments, the Operating Agreements, the terms of the Licenses, and all applicable laws, rules and regulations.

         c. Except as expressly set forth above in this Paragraph 10, or as expressly contained in the Assignments and Reassignments, each Farmor, and Farmee, make no, and disclaim any, representations or warranties, whether express or implied, as to title or any other matter. WITHOUT LIMITING THE GENERALITY OF THE PRECEDING SENTENCE, ALL PERSONAL PROPERTY INCLUDED IN THE ASSIGNED INTEREST IS ASSIGNED AS IS, AND EACH FARMOR (AND FARMEE) MAKES NO, AND DISCLAIMS AND NEGATES ANY, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO (i) MERCHANTABILITY, (ii) FITNESS FOR ANY PARTICULAR PURPOSE,
                  (iii) CONDITION AND (iv) CONFORMITY TO MODELS OR SAMPLES OF MATERIALS.

11. Farmors have prior to the date hereof and shall from time to time hereafter provide Farmee with access to or copies of geological, geophysical, engineering, financial, and other confidential information in connection with the Licenses. All such information shall be maintained by Farmee in confidence and shall not be disclosed by Farmee other than in accordance with the applicable Operating Agreement. Furthermore, all parties agree to maintain the contents of this letter agreement in confidence and to not disclose the same to any third party without the prior written consent of the others except to the extent disclosure would be allowed if such contents were confidential information under the Operating Agreements and except for disclosure by Farmors to the parties to the Prior Letter Agreements as Farmors deem appropriate to comply with their obligations under those agreements.
         If this letter agreement terminates and the Assigned Interest reverts to Farmors, Farmee shall return all confidential information received from Farmors, together with all copies and extracts thereof, promptly upon request by Farmors and shall not thereafter disclose such confidential information to any person or use such confidential information for any purpose.

12. Farmee may not assign, pledge, encumber or otherwise transfer all or any part of its rights in this letter agreement, the Operating Agreements or the Assigned Interest prior to earning its interest under this letter agreement without the prior written consent of Farmors. After any such assignment, both Farmee and the assignee shall be liable for Farmee's obligations under this letter agreement. Except as set forth in this Paragraph, the rights of either party to assign, pledge, encumber or otherwise transfer its interest in the Licenses, or to withdraw in whole or in part from the Licenses and the Operating Agreements, shall be governed by the terms of the Licenses and the Operating Agreements.

13. The representations and warranties in this letter agreement shall survive the execution and delivery of the Assignments and (a) the satisfaction of Farmee's obligations under Paragraphs 1 and 2 or (b) reversion of the Assigned Interest to Farmors, as applicable, for a period of one year from (a) or (b), as applicable, after which they shall terminate and be of no further effect.

14. If not terminated sooner pursuant to Paragraph 9, this letter agreement shall terminate upon the earlier of (a) termination of the Licenses and any petroleum production license(s) issued in connection therewith or
         (b) upon mutual written agreement of Farmors and Farmee to terminate the same.

15. This letter agreement shall be construed in accordance with, and the rights and obligations of the parties governed by, the laws of the State of Texas, U.S.A. Each party consents to be subject to the jurisdiction of the courts of Texas for the limited purpose of the enforcement of this letter agreement.

16. It is not the intention of the parties to create, nor shall this letter agreement be construed as creating, a mining or other partnership or other association or otherwise render the parties liable as partners. The liability of the parties hereto shall be several and not joint or collective. Nothing in this letter agreement or the Operating Agreements shall preclude any party, or its affiliates, from engaging in any business or purchasing any property of any sort whatsoever, whether or not in competition with operations under this letter agreement or the Operating Agreements, without consulting the other parties or inviting or allowing the other parties to participate therein, except for the restrictions on use of confidential information by Farmee contained in Paragraph 11.

17. Unless otherwise specifically provided, all notices under this letter agreement shall be given in writing and in the English language and shall be delivered in accordance with the notices article in the P.E.L. 53 Operating Agreement, as supplemented by the Accession Agreement attached to this letter agreement as Exhibit E.

18. This letter agreement (including the Exhibits) constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements, whether written or oral. This letter agreement may be amended only in a writing signed by all parties.

19. This letter agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

20.      Each party  agrees to execute and deliver such  further  documents  and take such further actions as the other may reasonably request to consummate and assure the effectiveness of the transactions contemplated by this letter agreement.

21. As provided in each Operating Agreement, if Canyon ceases to serve as Operator, whether through resignation or removal, and another affiliate of either Farmor is not appointed as successor Operator, then the party holding the largest participating interest in each Operating Agreement who is not affiliated with Farmors shall become Operator under that Operating Agreement without the need for a vote. In the event two parties are tied for the largest non-affiliated participating interest, the successor Operator shall be chosen as provided in each Operating Agreement.

22. If between the date of this letter agreement and the date of spudding the first Initial Well, either Farmor enters into any agreement(s) transferring an interest in the Licenses, or either of them, to a third party or allowing a third party to earn an interest in the Licenses, or either of them, then Farmors shall offer to Farmee the right to acquire or earn the Assigned Interest on the same terms and conditions as agreed with said third party(ies), pro rated based on the relative size of the third party interest and the Assigned Interest, and shall provide Farmee with a copy of any such agreement promptly after it has been entered into. Farmee shall then have ten (10) days from receipt of such notice and a copy of the third party agreement, or until the date of spudding of the first Initial Well, whichever is earlier, in which to give Farmors written notice of its election to acquire or earn the Assigned Interest pursuant to the financial terms of such third party agreement, as so prorated, in place of the provisions of Paragraphs 1, 2, 3, 4, 5 and 7 of this letter agreement. Should Farmee fail to give such written notice within said time period, such failure shall be conclusively deemed to be an election by Farmee not to acquire or earn the Assigned Interest based on the financial terms of such third party agreement and to continue to earn the Assigned Interest pursuant to this letter agreement. Should Farmee elect to acquire or earn the Assigned Interest based on the financial terms of such third party agreement, then Paragraphs 1, 2, 3, 4, 5 and 7 of this letter agreement shall be replaced or modified as necessary to reflect the financial terms of such third party agreement, as prorated, and except as so modified, this letter agreement shall remain in force and effect. If the third party agreement requires the third party or its affiliates to provide services in connection with the Licenses in addition to or in lieu of cash, Farmee shall have the right to acquire or earn the Assigned Interest on the same terms and conditions, as described above, by providing the same services itself, or through an affiliate, if Farmee or its affiliate are qualified to provide such services.
         Farmee may not delegate the performance of such services to a third party, and if neither Farmee nor its affiliates are qualified to provide such services, the rights granted in this Paragraph 22 shall not apply.

23. Subject to Section 42 of the Petroleum Act, 1940, this letter agreement shall have no effect until approved by the Minister of Mines and Energy of South Australia. In addition, Farmors and Farmee agree that to the extent required by applicable law, they shall provide notice of this letter agreement to the Australian Foreign Investment Review Board.

24. This letter agreement may be executed in any number of counterparts, and by different parties in separate counterparts, all of which shall be considered to be one agreement.

                  If the foregoing accurately sets forth your understanding, please execute two originals of this letter agreement in the space provided below, retain one fully executed original for your files, and return the other to the undersigned. This letter agreement will expire unless a signed copy is received by the undersigned on or before 5:00 p.m. on February ____, 1998.

                            Very truly yours,


                            WAGNER (AUSTRALIA), LTD.

                            By:      Elkhorn Oil & Gas, LLC, General   Partner

                            By:
                            Name:
                            Title:


                            BROWN (AUSTRALIA), LTD.

                            By:      Elkhorn Oil & Gas, LLC, General Partner

                            By:
                            Name:
                            Title:

AGREED TO AND ACCEPTED THIS
____ DAY OF February, 1998

BETAUSTRALIA, LLC

By:      Beta Oil & Gas, Inc., Managing Member


By:
         Steve Antry, President